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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

          Date of Event Requiring Report: June 12, 2001

                 LEGAL ACCESS TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)

Nevada                      000-19457                87-0473323
------                      ---------                ----------
(State of Incorporation)   (Commission              (IRS Employer
                           File Number)             Identification #)

     2300 West Sahara Avenue, Suite 500, Las Vegas, NV 89102
     -------------------------------------------------------
            (Address of Principal Executive Offices)

                         (702) 949-6115
             ----------------------------------------
        (Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms and conditions of our merger agreement with Tele-Lawyer, Inc. (the "Agreement") immediately following the execution of the Agreement on June 12, 2001, Jan Wallace and Grace Sim each resigned their positions as officers and directors and the following officers and directors of Tele-Lawyer were appointed as our new officers and directors in the positions shown below:

Name                   Age          Position Appointment
----                   ---          --------------------
Michael Cane            46          CEO, President, Secretary and Director
Elliot Schear           49          Vice President and Director
Steven Fellows          32          Treasurer and Chief Financial Officer

See Item 2 below.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On June 12, 2001, we consummated a "merger agreement" in which we acquired all of the shares of Tele-Lawyer, Inc., a Nevada Corporation, resulting in Tele-Lawyer becoming our wholly owned subsidiary. The Agreement called for each of the Tele-Lawyer shareholders to receive one share of our common stock for each share of Tele-Lawyer common stock they held. In addition, each holder of an option or warrant to purchase Tele-Lawyer common stock under its incentive stock option plan was entitled to receive an option to purchase the same number of shares of our common stock under the same terms as provided in their option or warrant agreement. Articles of Exchange to record this transaction were filed with the Nevada Secretary of State on June 12, 2001.

As of June 12, 2001, Tele-Lawyer had issued options to purchase 285,000 common shares at $1 per share and options to purchase an additional 441,231 common shares at $3 per share. In addition, Tele-Lawyer had issued warrants to purchase 458,880 common shares at $3 per share.

In addition, as part of the Agreement:

1. Reduction in Debt. We converted over 97% of our outstanding note holder debt into common stock. Each of the note holder's, with the exception of one note holder, agreed to convert their debt obligation into common stock at a rate of $0.15 of debt for each share of common stock.

2. Reverse Split of Stock. We conducted a reverse split of our common stock prior to consummation of the Agreement at a rate of 1 share of new common stock for every 153 shares of issued stock, effectively reducing our issued and outstanding common stock (before issuance of shares to the Tele-Lawyer shareholders) to approximately 490,096 shares (after adjustments). No fractional shares were issued. Shareholders received one additional share for any fractional shares resulting from the reverse split. Shareholders with less than 153 shares were paid the value of their shares based on the closing price for our common stock on April 30, 2001, the record date for the

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    determination of the shareholder's right to
    vote at the annual meeting. The closing price on that date was $0.01 per share. We thus reduced our issued and outstanding shares from 74,966,435 to 490,096, or over 99%, prior to consummation of the Agreement.

3. Issuance of Common Stock to Tele-Lawyer Shareholders. By operation of the Agreement, Tele-Lawyer shareholders received approximately 5,354,997 of our common shares in exchange for all the common stock of Tele-Lawyer. We thus had 5,845,093 shares of common stock outstanding following the acquisition of Tele-Lawyer, or a reduction of over 92% based on the pre-stock split number of shares.

4. Name Change. We changed our name from Dynamic Associates, Inc. to "Legal Access Technologies, Inc." as recommended by Tele-Lawyer and consistent with the Second Amendment to the Merger Agreement. This was done through an amendment to our articles of incorporation, which was approved by our shareholders on June 11, 2001, and filed with the Nevada Secretary of State on June 12, 2001.

5. Agreement in Settlement of Debt. On June 13, 2001, we agreed to settle our debt obligations to our former officers and directors Grace Sim and Jan Wallace by issuing them the following number of shares:

                            No. Of Shares
                            -------------
    Grace Sim               45,264
    Jan Wallace             80,875

Grace Sim and Jan Wallace, in consideration for receiving the shares, agreed to release us from any and all obligation on this debt.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.    OTHER EVENTS

Not applicable.

ITEM 6.    RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Jan Wallace and Grace Sim each submitted their resignations as our officers and directors on June 12, 2001.


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ITEM 7.    FINANCIAL STATEMENTS

(a)    Financial statements of businesses acquired.

We will file financial statements of Tele-Lawyer, Inc. by an amendment to this Report on Form 8-K.

(b)    Pro Forma Financial Information.

We will file pro forma information showing the effect of the share exchange by an amendment to this Report on Form 8-K.

(c)    Exhibits.

Exhibit 10.1:     Agreement and Plan of Merger (1)

Exhibit 10.2:     First Amendment to Merger Agreement (1)

Exhibit 10.3:     Second Amendment to Merger Agreement (1)

Exhibit 10.4:     Third Amendment to Merger Agreement (1)

Exhibit 10.5:     Agreement in Settlement of Debt
---------------------
(1) Previously filed as an exhibit to our Proxy Statement on Schedule DEFR 14A filed on May 30, 2001 and incorporated herein by reference.


ITEM 8.    CHANGE IN FISCAL YEAR

We have decided to adopt Tele-Lawyer's fiscal year end of April
30 as the accounting acquirer under the Agreement. Our previous fiscal year end was December 31.

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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LEGAL ACCESS TECHNOLOGIES, INC.

                                 By: /s/ Michael A. Cane
Date: August 13, 2001                _______________________
                                     MICHAEL A. CANE
                                     President, Secretary & Director

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